UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2005

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York 11797
(Address of principal executive offices, including zip code)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On April 12, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Veeco Instruments Inc. (“Veeco”) approved the acceleration of vesting of unvested, out-of-the-money stock options granted prior to September 1, 2004 under Veeco’s stock option plans.  An option was considered “out-of-the-money” if the option exercise price was greater than the closing price of Veeco’s common stock on the NASDAQ National Market on April 11, 2005 ($15.26), the last trading day before the Committee approved the acceleration.  As a result of this action, options to purchase approximately 2,549,000 shares of Veeco’s common stock became immediately exercisable, including options held by Veeco’s executive officers to purchase approximately 852,000 shares.  The weighted average exercise price of the options accelerated was $21.25.

This purpose of the accelerated vesting is to eliminate future compensation expense that Veeco would otherwise recognize in its Statement of Operations with respect to these accelerated options upon the adoption by Veeco of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“FAS 123R”).  FAS 123R is effective commencing with the first annual period that begins after June 15, 2005, and will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements.  In addition, because many of these options have exercise prices significantly in excess of current market values, they were not providing an effective means of employee retention and incentive compensation.  The future compensation expense that will be avoided, based on Veeco’s implementation date for FAS 123R of January 1, 2006, is approximately $8.4 million in 2006 and $3.9 million in 2007.

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

Walter Scherr, a member of Veeco’s Board of Directors, will not be standing for reelection upon expiration of his current term as a Director, which will expire at Veeco’s Annual Meeting of Stockholders to be held on May 25, 2005.  Mr. Scherr, currently 80 years old, has served on Veeco’s Board since 1990 and has served as an employee of, or consultant to, Veeco and its predecessor since 1986.  After Mr. Scherr’s retirement, the size of Veeco’s Board of Directors will be reduced from ten to nine members effective immediately following the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

April 18, 2005	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Vice President and General Counsel